Exhibit 5.1

K&L GATES LLP 1601 K STREET, N.W. WASHINGTON, DC 20006 T +1 202 778 9000 F +1 202 778 9100 klgates.com

Opinion of K&L Gates LLP

January 29, 2016

Chimera Investment Corporation
520 Madison Avenue, 32nd Floor
New York, New York 10022

Ladies and Gentlemen:

We have acted as counsel to Chimera Investment Corporation, a Maryland corporation (the “Company”), in connection with a Registration Statement on Form S-3 filed by the Company on January 29, 2016 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the registration of 25,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), that may be issued pursuant to the Company’s Dividend Reinvestment Plan (the “Plan”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement;

(ii) the Articles of Amendment and Restatement of the Company, as amended and supplemented, as certified by the Secretary of the Company (the “Articles”);

(iii) the Bylaws of the Company, as currently in effect, and as certified by the Secretary of the Company;

(iv) the Resolutions adopted by the Board of Directors of the Company on January 20, 2016 that provide for the adoption and subsequent amendment of the Registration Statement and the Plan;

(v) a specimen certificate representing the Common Stock;

(vi) the Plan; and

(vii) the certificate of the Secretary of State of the State of Maryland as to the existence and good standing of the Company, dated January 28, 2016.

Chimera Investment Corporation
January 29, 2016

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of corporate records of the Company, and certificates of public officials and of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies.

Our opinions set forth herein are limited to the Maryland General Corporation Law, the applicable provisions of the Maryland Constitution and reported judicial decisions interpreting those laws that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinion herein stated.

Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized for issuance by the Company and, when and if issued and delivered against payment therefor in accordance with the Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours truly,
/s/ K&L Gates LLP
K&L Gates LLP